Exhibit 5.1

Troutman Pepper Locke LLP 600 Peachtree Street, N.E., Suite 3000 Atlanta, Georgia 30308 troutman.com

December 10, 2025

Ribbon Communications Inc.

6500 Chase Oaks Boulevard

Suite 100

Plano, Texas 75023

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Ribbon Communications Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of the above-referenced Registration Statement on Form S-8 (as the same may be amended and supplemented, the “Registration Statement”) on the date hereof with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), whereby 1,072,862 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) are registered that may be issued pursuant to equity grants to Stephen J. McCaffery and Don Toft pursuant to employment inducement awards within the meaning of Nasdaq Listing Rule 5635(c)(4) (the “Employment Inducement Awards”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.	The Registration Statement and exhibits thereto;

2.	The Restated Certificate of Incorporation of the Company, as amended and supplemented through the date hereof (the “Certificate of Incorporation”);

3.	The Amended and Restated By-Laws of the Company, as amended through the date hereof;

4.	Resolutions adopted by the Board of the Company and/or a duly authorized committee thereof with respect to the offering and issuance of Shares under the Employment Inducement Awards and certain related matters (the “Resolutions”), certified by an officer of the Company as being complete, accurate and in effect;

5.	the award agreements comprising the Employment Inducement Awards;

6.	the prospectus related to the Registration Statement; and

7.	Such other documents, records, instruments, and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1.	Each individual executing any of the Documents is legally competent to do so.

2.	Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.	All Documents are valid, binding and enforceable on the parties thereto.

4.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified, photostatic or electronic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. The information, representations, and warranties contained in the Documents we have reviewed are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

5.	Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock the Company is then authorized to issue under the Articles of Incorporation.

Based on the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations, exceptions and other matters set forth herein, we are of the opinion that the issuance of the Shares has been duly authorized and, when and to the extent issued and delivered by the Company in accordance with the terms of the Certificate of Incorporation, the Employment Inducement Awards, the Registration Statement, and the Resolutions, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Delaware, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

No opinion is rendered as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such reference is not made.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP

TROUTMAN PEPPER LOCKE LLP